Exhibit 16

THE GABELLI PREFERRED & INCOME TRUST

POWER OF ATTORNEY

Each of the undersigned trustees of The Gabelli Preferred & Income Trust, a statutory trust formed under the laws of the State of Delaware (the “Trust”), do constitute and appoint John C. Ball and Peter Goldstein as true and lawful attorneys and agents, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Trust to comply with, or register any security issued by the Trust under, the Securities Act of 1933, as amended, with respect to the Trust’s Registration Statement on Form N-14 with respect to the proposed contribution of a portion of the assets of The Gabelli Dividend & Income Trust to the Trust, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 28th day of July, 2025.

Signature	Title

/s/ Robert P. Astorino	Trustee
Robert P. Astorino

/s/ Elizabeth C. Bogan	Trustee
Elizabeth C. Bogan

/s/ Anthony S. Colavita	Trustee
Anthony S. Colavita

/s/ James P. Conn	Trustee
James P. Conn

/s/ Anthonie C. van Ekris	Trustee
Anthonie C. van Ekris

/s/ Frank J. Fahrenkopf, Jr.	Trustee
Frank J. Fahrenkopf, Jr.

/s/ Mario J. Gabelli	Trustee
Mario J. Gabelli

/s/ Susan Watson Laughlin	Trustee
Susan Watson Laughlin

/s/ Michael J. Melarkey	Trustee
Michael J. Melarkey

/s/ Agnes Mullady	Trustee
Agnes Mullady

/s/ Christina A. Peeney	Trustee
Christina A. Peeney

/s/ Salvatore M. Salibello	Trustee
Salvatore M. Salibello

/s/ Salvatore J. Zizza	Trustee
Salvatore J. Zizza